EXHIBIT 23.1
INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Borg-Warner Automotive, Inc. on Form S-8 of our report dated January 31, 1996, incorporated by reference in the Annual Report on Form 10-K of Borg-Warner Automotive, Inc. for the year ended December 31, 1995.

DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP

Chicago, Illinois
November 25, 1996